SECURITIES & EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2006

LITTLEFIELD CORPORATION.
(exact name of registrant as specified in its charter)

Delaware	0-24805	74-2723809
(State or other jurisdiction of incorporation)	(Commissions File Number)	I.R.S. Employer Identification Number)

2501 North Lamar Blvd., Austin, Texas	78705
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 476-5141

(Former name or former address, if changed since last report.) NA

Item 8.01. - Other Events

The following information is furnished pursuant to Item 8.01, "Other Events."

On January 30, 2006, Littlefield Corporation issued a press release announcing the settlement of a legal issue. A copy of that press release is attached as exhibit 99 to this report, and is included below.

Exhibit 99:
Press Release dated January 30, 2006.

Littlefield Corporation Announces Legal Settlement
Monday January 30, 3:56 pm ET

AUSTIN, Texas--(BUSINESS WIRE)--Jan. 30, 2006--Littlefield Corporation announces that it has settled the Lenrich matter effective January 3, 2006. The settlement is subject to a confidentiality agreement.

Jeffrey L. Minch, President and Chief Executive Officer of Littlefield Corporation, offered the following comments:

"Early this month we were able to settle the Lenrich matter. This was one of the last remaining historic legal controversies. This resolution and the resolution of other legal controversies will ensure that future legal fees are reduced substantially."

Investors are always cautioned to be careful in drawing conclusions from a single press release, the Company's performance in a single quarter or the individual opinions of any member of the Company's management in making their individual investment decisions.

In accordance with the safe harbor provisions of the Private Securities Reform Act of 1995: except for historical information contained herein, certain matters set forth in this press release are forward-looking statements that are subject to substantial risks and uncertainties, including government regulation, taxation, competition, market risks, customer attendance, spending, general economic conditions and other risks detailed in the Company's Securities and Exchange Commission filings and reports.

Contact:
Littlefield Corporation, Austin
Cecil Whitmore, 512-476-5141 or
fax: 512-476-5680
cwhitmore@littlefield.com

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Source: Littlefield Corporation